Exhibit 10.17

CROSS LICENSE AGREEMENT

THIS CROSS-LICENSE AGREEMENT (the “Agreement”) is made as of the 1st day of April, 2006 (the “Effective Date”) between:

Cabot Corporation, a corporation organized and existing under the laws of the State of Delaware whose principal place of business is at Two Seaport Lane, Boston, Massachusetts, 02210 (“Cabot”); and

Aspen Aerogels, Inc., a corporation organized and existing under the laws of the State of Delaware whose principal place of business is at 30 Forbes Road, Building B, Northborough, Massachusetts, 01532 (“Aspen”).

(Aspen and Cabot individually referred to herein as a “Party” and together as the “Parties”)

WHEREAS:

Aspen and Cabot each have patents and patent applications directed to various aspects of Aerogels, their methods or materials of manufacture and/or uses thereof;

Aspen and Cabot are interested in licensing certain of each other’s patents;

Aspen and Cabot are also interested in licensing each other’s patent applications and granted patents based thereon.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

1.1	“Aerogel(s)” shall mean a solid matrix gel with air or any other gas dispersed in it. This includes all forms of highly-divided states (small interconnected domains with high porosity, high surface area, and small pore size) of inorganic oxides, nonoxides, polymers, and carbons which can be achieved only by chemical preparation of the material and cannot be created by mechanical grinding or flame processing. This includes, by way of example, those solids which have been dried under supercritical conditions (above the critical temperature and pressure of the solvent) as originally conceived by S. S. Kistler in 1932 for which the name aerogel was given as well as solids which have been dried directly from a solvent but with minimal shrinkage.

1.2	“Aspen Blanket” shall mean a fiber reinforced Aerogel blanket or products derived therefrom.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.3	“Affiliates” shall mean, with respect to either Party, any entity which directly or indirectly controls, is controlled by, or under common control with, such Party. For the purposes of this definition, “controls” (including, with correlative meanings, “control,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such entity or party, as the case may be, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. With respect to a corporation, limited liability company, partnership or other legal entity, “control” will also mean direct or indirect ownership of more than fifty percent (50%) of the voting stock, limited liability company interest, general partnership interest or voting interest in any such corporation, limited liability company, partnership or entity.

1.4	“Aspen Field of Use” shall mean

(1) the manufacture of the Aspen Blanket, using only [***] or oligomers of the foregoing, or any combinations thereof as primary feedstock, provided, however,

(a)	that at least [***]% by weight of the Aerogel Structure of the Aspen Blanket shall be derived from these primary feedstock materials; and,

(b)	the use of [***] shall be no more than [***]% by weight of the Aerogel Structure of the Aspen Blanket, and

(c)	wherein the aforementioned manufacture shall have as its predominant means of drying (i.e. solvent removal), a step that uses a fluid which is at least [***]% (by volume) supercritical carbon dioxide, at a pressure of about [***] psi or greater, and

(2)	the use and sale of the Aspen Blanket for energy dissipation, Separation, sound or thermal insulation applications.

1.5	“Cabot Field of Use” shall mean

(1)	the manufacture of Aerogels, using only [***] or derivatives of the foregoing (other than [***]), or any combinations thereof as primary feedstock, provided, however, that at least [***]% of the Aerogel Structure of the Aerogels shall be derived from these primary feedstock materials and wherein the aforementioned manufacture shall have as its predominant means of drying (i.e. solvent removal), drying at a pressure that is less than about [***] psi, of Aerogels, and

(2)	the use and sale of such Aerogels for energy dissipation, Separation, sound or thermal insulation applications.

1.6	“Change of Control” shall mean the happening of any of the following to occur:

(a)	If, with respect to either Party, any person or entity or group of persons or entities acting in concert acquires ownership of or the right to vote or to direct the voting of shares of capital stock of such Party representing 50% or more of the total voting power of such Party; or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b)	Either Party shall have merged into or consolidated with another entity, or merged another entity into the Party, on a basis whereby less than 50% of the total voting power of the surviving entity is represented by shares held by former shareholders of the Party prior to such merger or consolidation; or

(c)	Either Party shall have sold substantially all of its Aerogel assets to another corporation, entity or person, excluding Affiliates, excluding a sale pursuant to a bankruptcy or insolvency proceeding.

Notwithstanding anything set forth in (a)-(c) above, a Change of Control shall not include a Qualified Public Offering (“QPO”) as such term is defined in the Amended and Restated Charter of Aspen as of the date of this Agreement.

1.7	“[***]” shall mean [***] of the following compounds: [***].

1.8	“Issued Patents” shall mean any and all patents worldwide that have issued as of the Effective Date and their corresponding counterpart applications pending elsewhere in the world and patents issued from such counterpart applications, which as of the Effective Date (a) are owned, controlled or licensed by a Party, and (b) a Party has the right to license without accounting to others, and (c) claim Aerogels, their methods or materials of manufacture and/or uses thereof.

1.9	“Aspen Issued Patents” shall mean those Issued Patents of Aspen and its Affiliates necessary for Cabot to practice within the Cabot Field of Use.

1.10	“Cabot Issued Patents” shall mean those Issued Patents of Cabot and its Affiliates necessary for Aspen to practice within the Aspen Field of Use. Without limiting the foregoing, Cabot Issued Patents shall specifically exclude all patents and/or patent applications licensed to Cabot from [***] (“[***]”) pursuant to the [***] Licensing and Joint Development Agreement by and between Cabot and [***] dated [***].

1.11	An “Event of Default” shall mean the happening of any of the following events:

(a)	Aspen fails to pay Cabot when and as required to be paid herein any amount payable hereunder, including, but not limited to Aspen’s payment obligations in Sections 4.1(a) and 6.5 hereunder; or

(b)	Either Party fails to perform or observe any other material covenant or agreement (not specified in subsection (a) above) contained in this Agreement to be performed or observed on its part or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c)	Any material representation, warranty or certification made by or on behalf of either Party herein shall be incorrect, or misleading, in any material respect when made; or

(d)	Cabot is unable to exchange its Equity Investment Credit at an Equity Closing, as contemplated in Section 4.1(b)(i) hereof provided an Equity Closing occurs prior to the expiration of 120 days following the execution of this Agreement; or

(e)	If no Equity Closing occurs prior to the expiration of 120 days following the execution of this Agreement and Cabot is unable to exchange its Equity Investment Credit for Series D Preferred Stock of Aspen, as contemplated by Section 4.1(b)(iii), within 180 days following the execution of this Agreement; or

(f)	Aspen fails to raise a total of at least $35,000,000 in debt and/or equity financings between the date of execution of this Agreement and September 30, 2007.

1.12	“Equity Closing” shall mean the closing and funding of the next round of equity financing in Aspen by investors contemplated in Section 4.1 (b) below, which shall include at least one Lead Investor, currently contemplated to occur within 120 days of the execution of this Agreement, in an amount of at least $35,000,000, excluding the Equity Investment Credit.

1.13	“Lead Investor” shall mean a new equity investor (other than Cabot) in Aspen who shall, at the Equity Closing, make the largest investment equal to or in excess of $10,000,000.

1.14	“[***]” shall mean the following compounds: [***].

1.15	“Patent Applications and Acquired Patents” shall mean, excluding those applications described in Section 1.8: (a) any (i) original or provisional applications; and (ii) continuations, continuations-in-part, divisionals, reissues or re-exams of Issued Patents that as of the Effective Date either Party or its Affiliates has the right to license without accounting to others, which are owned (by assignment or assignment obligation), controlled, acquired or licensed by a Party or its Affiliates, and which claim Aerogels, their methods or materials of manufacture and/or uses thereof and that are pending either as of the Effective Date or at any time during the Period, or claim priority to an application pending either as of the Effective Date or at any time during the Period, and issued patents based thereon; and (b) any and all worldwide issued patents licensed or acquired by a Party or its Affiliates, and which claim Aerogels, their methods or materials of manufacture and/or uses thereof that: (i) said Party or its Affiliates: has the right to license without accounting to others at any time during the Period, or (ii) claims priority to an owned, controlled, acquired or licensed application of a Party or its Affiliates pending either as of the Effective Date or at any time during the Period.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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For purposes of this definition and as used in Section 3.4 below, “Period” shall mean the term between the Effective Date and the five year anniversary of the Effective Date and “Shortened Period” shall mean the term between the Effective Date and the date of a Change of Control of a Party.

1.16	“Licensed Intellectual Property” shall mean (a) either Cabot Issued Patents or Aspen Issued Patents licensed hereunder, and (b) either Party’s Patent Applications and Acquired Patents licensed hereunder.

1.17	“Aerogel Structure” shall mean the mass of the primary 3-dimensional structure derived from the sol-gel step. This explicitly excludes the mass of any fiber, functionality enhancing additives and other treatments.

1.18	“Separation” shall mean the separation of one or more components from a mixture of components.

2.	CROSS LICENSE OF ISSUED PATENTS

(a)	Subject to the terms and conditions of this Agreement, Cabot hereby grants to Aspen as of the Effective Date, under Cabot Issued Patents, a non-exclusive, worldwide license, to make, have made, use and sell the Aspen Blanket solely in the Aspen Field of Use. This license shall include the right to grant sublicenses to (i) Aspen’s customers but only for their use of the Aspen Blanket in energy dissipation, Separation, sound or thermal insulation end-use applications and (ii) Aspen’s Affiliates (so long as such entity remains an Affiliate of Aspen). Such license will become effective as of the Effective Date and shall continue to be effective until the last to expire of the Cabot Issued Patents. This license may not be assigned or sublicensed to any third party without Cabot’s prior written consent except as expressly delineated herein.

(b)	Subject to the terms and conditions of this Agreement, Aspen hereby grants to Cabot as of the Effective Date, under the Aspen Issued Patents, a non-exclusive, worldwide license, to make, have made, use and sell Aerogels, solely in the Cabot Field of Use. This license shall include the right to grant sublicenses to (i) Cabot’s customers but only for their use of the products in energy dissipation, Separation, sound or thermal insulation end-use applications and (ii) Cabot’s Affiliates (so long as such entity remains an Affiliate of Cabot). This license shall continue to be effective until the last to expire of the Aspen Issued Patents. This license may not be assigned or sublicensed to any third party without Aspen’s prior written consent except as expressly delineated herein.

(c)	The above licenses shall be retroactive from the earlier of the date of grant or publication of the respective Party’s Issued Patents.

(d)	Cabot agrees to maintain U.S. Patent [***] and its currently maintained foreign counterparts (“[***] Patents”) for their entire term, and Cabot represents and warrants that the [***] Patents are included within the Cabot Issued Patents.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(e)	The Parties each agree not to sell, transfer, pledge or mortgage its respective Issued Patents or its Patent Applications and Acquired Patents except any Change of Control that includes a sale of either Party’s Aerogel business shall not be a prohibited sale for purposes of this paragraph.

(f)	In the event of a Change of Control, the Parties agree that any intellectual property rights held by an acquiror prior to the Change of Control shall not be deemed Issued Patents hereunder.

Except as a joined party by [***], to the extent that Cabot has any right to enforce any patents and/or patent applications licensed to Cabot from [***] pursuant to the [***] Licensing and Joint Development Agreement by and between Cabot and [***] dated [***] (the “[***] Patents/Patent Applications”) or patents emanating from the [***] Patents/Patent Applications, Cabot agrees that it will not bring any infringement action against Aspen under, or attempt to enforce against Aspen, any such rights. Notwithstanding the foregoing, nothing herein shall be construed as limiting and/or affecting, in any way, [***]’s right to assert its patents or applications against Aspen.

3.	CROSS LICENSE OF PATENT APPLICATIONS AND ACQUIRED PATENTS

3.1	Subject to the terms and conditions of this Agreement, Cabot agrees to grant to Aspen as of the Effective Date a non-exclusive, worldwide license to practice any invention claimed in its Patent Applications and Acquired Patents, only with respect to Aerogels and/or the Aspen Blanket manufactured using as its predominant means of drying (i.e. solvent removal), a step that uses a fluid which is at least [***]% (by volume) supercritical carbon dioxide, at a pressure of about [***] psi or greater. Such license shall be effective until the last to expire of the issued patents (as included in the definition in Section 1.15) and includes the right to sublicense only its customers to use products in any end-use applications. This license may be sublicensed to any Affiliate of Aspen, so long as such entity remains an Affiliate of Aspen. Notwithstanding the foregoing, (i) any claims to uses in the field of [***] in any of Cabot’s intellectual property described in Section 1.15 are not licensed by Cabot to Aspen under this Agreement; and (ii) Aspen may not use Cabot’s intellectual property described in Section 1.15 to manufacture or sell the Aerogels and/or the Aspen Blanket where the so manufactured or sold Aerogels and/or the Aspen Blanket is intended to be used in the field of [***]. The restrictions stated in (i) and (ii) of the preceding sentence shall run concurrent with the restrictions Cabot has or may have with [***] on licensing and/or selling into the field of [***] and shall cease when such restrictions cease. Cabot agrees to promptly notify Aspen following the time when such restrictions cease.

3.2	Subject to the terms and conditions of this Agreement, Aspen hereby grants to Cabot as of the Effective Date a non-exclusive, worldwide license to practice any invention claimed in its Patent Applications and Acquired Patents only with respect to Aerogels wherein the method of manufacture shall have as its predominant means of drying (i.e. solvent removal) drying at a pressure that is less than about [***] psi. This license shall

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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be effective until the last to expire of the issued patents (as included in the definition in Section 1.15) and includes the right to sublicense only its customers to use products in end-use applications. This license may be sublicensed to any Affiliate of Cabot, so long as such entity remains an Affiliate of Cabot.

3.3	Other than as expressly provided in this Agreement, nothing herein shall be deemed a grant or license, directly or indirectly, under any Issued Patents, Patent Applications and Acquired Patents, or any other intellectual property right (including, without limitation, know-how and trade secrets) of either party. More specifically, in the event claims of an Issued Patent dominate an invention claimed in a Patent Application and Acquired Patent in a particular jurisdiction, the practice of the invention in such Patent Application is restricted by a party’s Field of Use.

3.4	In the event of a Change of Control of a Party before the expiration of the Period (referred to in Section 1.15), the other Party shall have the sole option to change such Period to the Shortened Period.

3.5	The above licenses, once effective, shall be retroactive from the earlier of the date of grant or publication of the respective Patent Applications and Acquired Patents.

3.6	In the event of a Change of Control, the Parties agree that any intellectual property rights held by an acquiror prior to the Change of Control shall not be deemed Patent Applications and Acquired Patents hereunder.

4.	FEES PAYABLE TO CABOT

4.1	In consideration of avoiding potential claims on prior use of the Cabot Issued Patents and avoiding legal fees associated therewith, and upon due execution and delivery of this Agreement by the Parties, Aspen agrees to pay Cabot a non-refundable fee of Twenty-four Million Dollars ($24,000,000) payable in two forms, cash and equity, as follows:

(a)	Cash Payment

(i)	Aspen shall pay Cabot a total of Eight Million Dollars ($8,000,000) cash in ten equal semi-annual installments of Eight-Hundred Thousand Dollars ($800,000) each commencing the sooner of September 1, 2006 or thirty (30) days after the Equity Closing.

(ii)	All payments shall be made by wire transfer to such bank account as designated by Cabot in writing.

(iii)	In the event of a Change of Control of Aspen, the unpaid balance of the Eight Million Dollar payment shall become immediately due and payable to Cabot within 30 days of such Change of Control.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b)	Equity Payment

(i)	Aspen hereby grants Cabot a credit to be applied to an equity investment in Aspen of Sixteen Million Dollars ($16,000,000) (the “Equity Investment Credit”) for shares of convertible preferred stock of Aspen upon terms and conditions outlined below. The value of the Equity Investment Credit shall be $16,000,000 based on an expectation by the Parties that the total post money value of Aspen after the Equity Closing (including such Equity Investment Credit) (“Aspen’s Value”) will be not greater than $240 Million. In the event that Aspen’s Value is to exceed $240 Million at the Equity Closing, Cabot’s Equity Investment Credit shall be increased proportionately based on the increase in Aspen’s Value at such time.

(ii)	In preparation of the Equity Closing, the Parties shall prepare and at the Equity Closing enter into a Share Purchase Agreement, a Stockholders’ Agreement and any other agreements necessary to enable Cabot to apply its Equity Investment Credit for convertible preferred shares (the “Equity Series”) in Aspen. The Parties have agreed that the stock provided at the Equity Closing will contain all the same legal and economic rights and privileges for Cabot as for the Lead Investor, except that in those certain cases set forth in Schedule B attached hereto where the Equity Series is entitled to vote on certain matters separately as a class, the requisite approval by the Equity Series will be determined without reference to the shares held by Cabot, and Cabot will then vote its shares of the Equity Series in the same proportion as the other holders of such Series. Without limiting the foregoing, Cabot shall have no vote for any representative on the board of directors of Aspen but will have the same registration rights granted to such Lead Investor, excluding the right to require an S-1 registration. In all other respects, Cabot shall have the same voting rights and privileges as all other holders of the Equity Series. The Share Purchase Agreement shall provide that Cabot shall have no access to information regarding Aspen, in its capacity as a shareholder of or investor in Aspen, other than the annual audited financial statements of Aspen commencing with those as of December 31, 2006 and the right to have informal discussions with the President of Aspen on a quarterly basis, during which no confidential or proprietary information of Aspen shall be discussed. Said annual audited financial statements shall be furnished to Cabot promptly upon becoming available, but in any event within 10 business days of the date they are issued by Aspen’s auditors. Finally, the Parties agree that the Share Purchase Agreement shall include an undertaking by Aspen to cause its legal counsel to deliver to Cabot at the Equity Closing a legal opinion in form and substance substantially identical to that opinion delivered to the other holders of the convertible preferred securities of Aspen with respect to all matters, including, but not limited to due incorporation, authorization and issuance of shares, approvals and the like.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(iii)	In the event that the Equity Closing does not occur within 120 days of the date of the execution of this Agreement or, the Equity Closing does not provide Cabot the ability to apply its Equity Investment Credit as contemplated herein for whatever reason, Cabot may require Aspen to enter into all necessary agreements and obtain all necessary approvals required to apply Cabot’s Equity Investment Credit for shares of convertible preferred stock in Aspen upon the following terms:

(1)	The investment shall be on terms no less favorable than those provided the Series D Preferred Shareholders, including their per share price, and shall provide Cabot rights and privileges equal to or superior to those already existing for the Series D Preferred Shareholders. The Parties shall enter into a Share Purchase Agreement and a Stockholder’s Agreement and any other agreement necessary to effectuate application of the Equity Investment Credit as provided for in this subsection. The Series D Preferred Stock issued to Cabot will contain all the same legal and economic rights and privileges for Cabot as for the lead investor in the original Series D round. Notwithstanding the foregoing, the same rights and exceptions outlined in Section 4.1(b)(ii) shall apply to the foregoing agreements, and Cabot shall be furnished with an opinion of counsel as described above.

(2)	In addition, if, after the issuance of Series D Preferred Stock of Aspen to Cabot pursuant to this Section 4.1(b)(iii) but prior to a QPO, Aspen shall have an equity financing which meets the definition of “Equity Closing” at a valuation lower than the implied post money valuation of Aspen under its original Series D financing round ($150,000,000), the conversion price of the Series D Preferred Stock issued to Cabot under this Section 4.l(b)(iii) shall be reduced to give Cabot the same valuation as that received by the Lead Investor at said Equity Closing. In other words, Cabot shall have full ratchet anti dilution protection with respect to said equity financing round.

(3)	The agreements identified in Section 4.1(b)(iii)(1) above shall provide for a closing to enable Cabot to apply its Equity Investment Credit as outlined above not later than six (6) months from the date of the execution of this Agreement and, in any event, prior to any QPO.

(iv)	When Cabot acquires shares in Aspen in exchange for the Equity Investment Credit as outlined in paragraphs (ii) or (iii) above, Cabot agrees to provide Aspen with appropriate and customary representations and warranties, including:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(1)	That it would be acquiring such shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof;

(2)	That it understands that such shares to be acquired have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state and other securities laws by reason of a specific exemption from the registrations provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Cabot’s representations as expressed therein.

(3)	That it understands any transfer agent of Aspen shares will issue stop-transfer instructions with respect to such shares unless any transfer thereof is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

5.	REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

5.1 (a)	Cabot represents and warrants that it has the right to grant to Aspen the licenses set forth in this Agreement.

(b)	Except as provided in sub-paragraph (a) of this Section and Section 2.1(d) above, Cabot makes no representation or gives any warranty with respect to the Licensed Intellectual Property licensed hereunder by Aspen. Cabot shall have no responsibility with respect to either (a) the use made of the Licensed Intellectual Property by Aspen or any third party or (b) any products made by Aspen or any third party under the Licensed Intellectual Property.

(c)	Without limiting the generality of the foregoing, Cabot: (a) shall under no circumstances be liable for any loss, damage, personal injury or death resulting from, arising out of or connected with (i) the use by Aspen under this Agreement of the Licensed Intellectual Property made available hereunder or (ii) the use by Aspen or any third party of any products manufactured under the Licensed Intellectual Property.

5.2 (a)	Aspen represents and warrants that it has the right to grant to Cabot the licenses set forth in this Agreement, including, but not limited to licenses under the following US patents and applications associated with the following publications (including their corresponding counterpart applications pending elsewhere in the world and/or all applications claiming priority to same): [***];[***] (limited to Aerogel related subject matter); [***] (limited to Aerogel related subject matter); [***] (limited to Aerogel related subject matter); [***]; [***]; [***]; and [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b)	Except as provided in sub-paragraph (a) of this Section, Aspen makes no representation or gives any warranty with respect to the Licensed Intellectual Property licensed hereunder by Cabot. Aspen shall have no responsibility with respect to either (a) the use made of the Licensed Intellectual Property by Cabot or any third party or (b) any products made by Cabot or any third party under the Licensed Intellectual Property.

(c)	Without limiting the generality of the foregoing, Aspen: (a) shall under no circumstances be liable for any loss, damage, personal injury or death resulting from, arising out of or connected with (i) the use by Cabot under this Agreement of the Licensed Intellectual Property made available hereunder or (ii) the use by Cabot or any third party of any products manufactured under the Licensed Intellectual Property.

5.3	Neither party gives any warranty regarding the validity of its Licensed Intellectual Property or that the utilization of its Licensed Intellectual Property will not result in the infringement of any third party’s patent, and grants no indemnity against any costs, damages, expenses or royalties resulting from any action taken by such third party. With respect to the Licensed Intellectual Property, neither party shall have any liability hereunder for any consequential, incidental, indirect, special or punitive damages.

5.4	EXCEPT AS SET FORTH IN THIS ARTICLE 5, THERE ARE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING THE LICENSED INTELLECTUAL PROPERTY LICENSED HEREUNDER, AND NO SUCH WARRANTIES OR REPRESENTATIONS SHALL BE IMPLIED UNDER ANY APPLICABLE LAW OR IN EQUITY, INCLUDING WITHOUT LIMITATION, A WARRANTY OF MERCHANTABILITY AND A WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY WHICH MAY BE IMPLIED UNDER COMMON LAW OR UNDER THE UNIFORM COMMERCIAL CODE OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES OF AMERICA.

5.5	Aspen hereby represents and warrants that it has, or with respect to any preferred stock to be issued to Cabot pursuant to Section 4.1(b) will have on or prior to the closing date of the issuance of such preferred shares, the full right, power and authority, including any shareholder or Board of Director approvals which may be required under its Charter, Bylaws or otherwise to enter into this Agreement, and at the Closing, to transfer to Cabot the shares of Aspen contemplated in Section 4.1 (b).

5.6	Aspen hereby represents and warrants that it is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement or the consummation of the transactions contemplated herein, provided, however, that the issuance of the preferred shares to Cabot as contemplated by Section 4.1(b) will be subject to obtaining the necessary consents from the Board of Directors and Stockholders and appropriate amendments to the Certificate of Incorporation of Aspen.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5.7	Aspen hereby represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and otherwise) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Aspen is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Aspen has furnished Cabot with copies of its most current Certificate of Incorporation, Bylaws and Shareholders Agreement currently in effect and such copies are true, correct and complete and contain all amendments as of the Effective Date.

5.8	Aspen hereby represents and warrants that as of the date of this Agreement the authorized capital stock of Aspen as of the Effective Date consists of 58,321,710 shares of Common Stock, having a par value of $0.01 and 24,688,009 shares of Preferred Stock, having a par value of $0.01. A summary capitalization table of Aspen is attached hereto as Schedule A, which table shows the number of shares of common stock, or common stock equivalents in the case of preferred stock, stock purchase warrants and stock options issued or issuable under Aspen’s equity and incentive plans as of the date of this Agreement.

5.9	Aspen hereby represents and warrants that: (a) the execution and delivery by Aspen of this Agreement and the agreements provided for herein, and the consummation by Aspen of all transactions contemplated hereunder and thereunder by Aspen, have been (or will be at the time such agreements may be entered into and/or such transactions consummated) duly authorized by all requisite corporate action, including, but not limited to any required shareholder approval. (b) This Agreement has been duly executed by Aspen. (c) This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Aspen is a party constitute the valid and legally binding obligations of Aspen, enforceable against it in accordance with its respective terms. (d) The execution, delivery and performance by Aspen of this Agreement and the agreements provided for herein, and the consummation by Aspen of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to Aspen; (ii) violate the provisions of the Certificate of Incorporation or Bylaws of Aspen; (iii) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (iv) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of Aspen pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which Aspen is a party or by which Aspen or any of its properties is or may be bound, provided, however, that the issuance of the preferred shares to Cabot as contemplated by Section 4.1(b) will be subject to obtaining the necessary consents from the Board of Directors and Stockholders and appropriate amendments to the Certificate of Incorporation of Aspen.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5.10	Cabot hereby represents and warrants that: (a) the execution and delivery by Cabot of this Agreement and the agreements provided for herein, and the consummation by Cabot of all transactions contemplated hereunder and thereunder by Cabot, have been duly authorized by all requisite corporate action. (b) This Agreement has been duly executed by Cabot. (c) This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Cabot is a party constitute the valid and legally binding obligations of Cabot, enforceable against it in accordance with its respective terms. (d) The execution, delivery and performance by Cabot of this Agreement and the agreements provided for herein, and the consummation by Cabot of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to Cabot; (ii) violate the provisions of the Certificate of Incorporation or Bylaws of Cabot; or (iii) violate any judgment, decree, order or award of any court, governmental body or arbitrator.

5.11	Each Party respectively represents and warrants that as and from the Effective Date neither of them have sold, transferred, pledged or mortgaged its Issued Patents or its Patent Applications and Acquired Patents, respectively.

5.12	Without making any representations or warranties regarding the performance of any due diligence in this regard, Cabot represents to Aspen that as of the Effective Date, it has no actual knowledge that Aspen is infringing any patent of Cabot’s other than the [***] Patent.

6.	MUTUAL AGREEMENTS AND COVENANTS

6.1	Both Parties hereby agree that neither Party is now, nor will be in the future, obliged by virtue of this Agreement or any agreements contemplated to be entered into in furtherance of this Agreement, to furnish any technical information or know-how to the other Party.

6.2	Both Parties hereby agree that they will act in good faith in carrying out the transactions contemplated in this Agreement and in particular, neither Party will use joint development of technology, transfer of Licensed Intellectual Property ownership or licenses with third parties to circumvent the intent of this Agreement with respect to the agreements contained herein concerning intellectual property.

6.3	The Parties agree that the right to bring suit against infringers or alleged infringers of the Licensed Intellectual Property shall reside at all times solely with (a) Cabot, with respect to Cabot Issued Patents and Cabot’s Patent Applications and Acquired Patents and (b) Aspen with respect to Aspen Issued Patents and Aspen’s Patent Applications and Acquired Patents. A party’s decision as to whether or not to bring suit against any infringer or alleged infringer of its Licensed Intellectual Property shall be accepted as final by the other Party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6.4	Nothing in this Agreement shall be construed as an admission by any party of infringement of any patent held by the other party.

6.5	Aspen hereby agrees to pay Cabot the same proportionate amount of any damages recovered or settlements it pays to any of the holders of the same class of convertible preferred securities of Aspen that Cabot acquires pursuant to either Sections 4.l(b)(i) or (iii) above (the “Other Holders”) within 5 days of any payment made to the Other Holders for the breach of any material representation, warranty or certification made by Aspen in the Share Purchase Agreement entered into by the Other Holders, or in any document delivered to the Other Holders in connection therewith.

6.6	Each Party agrees that it will not bring any legal challenge to the validity of any Licensed Intellectual Property so long as this Agreement shall not have been terminated in whole or in part.

7.	TERM AND TERMINATION

7.1	This Agreement shall become effective on the Effective Date, and unless sooner terminated as provided herein below, shall continue until the expiration of the last to expire of the Issued Patents or Patent Applications and Acquired Patents licensed hereunder, at which time it shall expire. Any termination or expiration of this Agreement shall not affect any obligations on the part of Aspen to pay any of the consideration set forth in Article 4 to Cabot, except that such payment obligations shall terminate (a) where on account of an Event of Default by Cabot, Aspen either terminates the licenses it has granted hereunder to Cabot or terminates this Agreement in its entirety, or (b) if Cabot should terminate the Agreement on account of an Event of Default described in Section 1.11(f).

7.2	Upon the occurrence of an Event of Default by either Party (as defined in Section 1.11 above) the non-defaulting Party shall have the right to terminate this Agreement in whole or in part, as provided for in this Section, provided such Party has given the defaulting Party (a) written notice detailing the default (the “Default Notice”) and (b) a 30 day cure period to remedy the default (the “Cure Period”) which shall run as from the date of delivery of the Default Notice. Within 60 days of the expiration of the Cure Period the non-defaulting Party shall provide written notice to the defaulting Party of its election to terminate this Agreement in its entirety or to partially terminate the Agreement by terminating all of the licenses it has granted under this Agreement to the defaulting Party (“Partial Termination”). In the case of Partial Termination the non-defaulting party shall continue to hold the licenses granted by the defaulting Party under this Agreement and the defaulting Party shall continue to be obligated to comply with the provisions of this Cross License Agreement with respect thereto. Any termination of this Agreement pursuant to this Section shall be in addition to, and shall not be exclusive of or prejudicial to, any rights or remedies said non-defaulting party may have on account of any default hereunder, including, but not limited to the non-defaulting party’s right to proceed to protect its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

14

Without limiting the foregoing, should Cabot terminate this Agreement on account of an Event of Default described in Sections 1.11(d) or (e), Cabot shall have the right, irrespective of whether any cash payments have been made to Cabot pursuant to Paragraph 4.1(a), to (a) revoke, effective as of the earlier of the date of grant or publication of its pertinent Issued Patents, any licenses granted herein and (b) commence against Aspen any suit, action or proceeding of any kind based upon assertion of infringement of any Issued Patent.

Notwithstanding the foregoing, should Cabot terminate this Agreement on account of an Event of Default described in Section 1.11(f), such termination must be a termination of this Agreement in its entirety, and Cabot shall return to Aspen, without consideration, any and all equity securities of Aspen it may have received from Aspen, and such securities shall be deemed cancelled as of the date of such termination.

8.	CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

8.1	Except as required by applicable laws, the Parties agree to maintain the economic terms of this Agreement in confidence and shall not disclose to any third party other than their respective board of directors, investors, bankers or other similar parties who have a need to know except with prior written approval of the other Party.

8.2	Neither Party shall issue any press release or make any such public statement relating to the subject matter of this Agreement prior to consultation with and securing written approval of the other Party. Upon request by any regulatory or administrative body or court of law for information relating to this Agreement, each Party agrees to notify the other of such request and upon providing any such information request confidential treatment of such information by the requesting regulatory or administrative body or court of law.

9.	ASSIGNMENT

9.1	Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that either Party may assign its rights and obligations to (a) any Affiliate of an assigning Party, provided however, that such assignment shall not relieve the assigning Party of its performance obligations under this Agreement, or (b) to a successor entity in a Change of Control transaction, provided the successor entity agrees in writing to be bound by all of the terms of this Agreement. Notwithstanding the foregoing, no assignment may be made by any trustee or representative of either Party in any bankruptcy or insolvency proceeding without the prior written consent of the non-assigning Party. Any purported assignment in contravention of the above shall be void.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

15

10.	APPLICABLE LAW AND DISPUTE RESOLUTION

10.1	This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without reference to its conflict of laws principles that might direct or refer determination of any such matter to the laws of any other jurisdiction.

10.2	The Parties shall endeavor to settle any dispute arising in connection with the interpretation, performance or termination of, or otherwise in connection with, or between the Parties to, this Agreement, through mutual consultation and negotiation. If no settlement can be reached through consultations of senior corporate management of the Parties within 30 days of one Party delivering a written notice of the dispute to the other Party, then such matter may be finally settled by any court of competent jurisdiction. Nothing herein shall amend either Party’s right to declare a termination in whole or in part of this Agreement as contemplated in Section 7.2 above.

11.	NOTICE

11.1	It shall be sufficient giving of any notice, request or other communication in writing under this Agreement by a Party to this Agreement to the other Party if the Party desiring to give such notice, request or other communication in writing shall cause the notice to be personally delivered or sent by registered mail, telefax or recognized overnight delivery service properly addressed to the other Party at the address set forth below, or at such other address as the other party shall hereafter designate in writing. The date of giving of any such notice or other communication in writing shall be the date on which said copy was so delivered or sent properly addressed as aforesaid.

General Manager Aerogels	President
Cabot Corporation	Aspen Aerogels, Inc.
Two Seaport Lane	30 Forbes Road
Suite 1300	Building B
Boston, MA 02210	Northborough, MA 01532

12.	FORCE MAJEURE

12.1	Neither Party shall be liable or penalized for its failure to perform any act or provide any right which it is obligated to perform or provide hereunder due to contingencies beyond its reasonable control (a “Force Majeure Event”), including but not limited to: acts of God, fires, floods, wars, sabotage, terrorism, accidents, epidemics, quarantine, labor disputes or shortages of manpower, governmental laws, judgments, ordinances, rules and regulations, whether valid or invalid, and inability to obtain material, power, equipment, or transportation, provided, however, that under no circumstances shall either Party be relieved of any payment obligations due hereunder because of a Force Majeure Event. The Party whose performance was prevented by any such contingency shall have the right to extend any time period during which it was obligated to perform hereunder for an additional period of time equal to the time its performance was prevented.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.	NON WAIVER

13.1	The failure of a party hereto at any time to exercise any of its rights or options under this Agreement, except rights and options specifically limited as to a date or time of exercise thereof, shall not be construed to be a waiver of such rights or options, or prevent such party from subsequently asserting or exercising such rights or options.

14.	SEVERABILITY

14.1	Should any of the terms of this Agreement be or become fully or partly invalid, the legal validity of the Agreement shall not be affected thereby. This applies also to any possible omission which may be found in the Agreement. In such cases, this Agreement shall be supplemented by a provision which, as far as is legally possible, comes nearest to what both parties hereto had desired or would have desired according to the sense and purpose of the Agreement, if they had considered the point when concluding the Agreement.

15.	MERGER

15.1	This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions, negotiations and agreements between them whether written or oral, and neither of the parties shall be bound by any decisions, agreements, covenants, definitions, warranties or representations with respect to the subject matter hereof, other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by both parties.

(Remainder of Page Intentionally Left Blank)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

17

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CABOT CORPORATION		ASPEN AEROGELS, INC.
(Cabot)		(Aspen)

By:	/s/ Ravijit Paintal	By:	/s/ Carl J. Bilgrien
Name:	Ravijit Paintal	Name:	Carl J. Bilgrien
Title:	Vice President	Title:	Vice President
Date:	May 24, 2006	Date:	May 24, 2006

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

18

EXECUTION COPY

SETTLEMENT AGREEMENT AND

FIRST AMENDMENT TO CROSS LICENSE AGREEMENT

This Settlement Agreement and First Amendment to Cross License Agreement (hereinafter referred to as the “Settlement Agreement”) is made and entered into as of this 21st day of September, 2007, by and among Cabot Corporation, a Delaware corporation whose principal place of business is located at Two Seaport Lane, Boston, Massachusetts 02210 (“Cabot”), and Aspen Aerogels, Inc., a Delaware corporation whose principal place of business is located at 30 Forbes Road, Building B, Northborough, Massachusetts 01532 (“Aspen”).

WHEREAS, effective April 1, 2006, the Parties made and entered into a written Cross License Agreement (hereinafter referred to as the “CLA”), pursuant to which Cabot and Aspen resolved certain actual or potential disputes concerning their respective intellectual property rights involving the manufacture and use of Aerogels by agreeing to license to one another their related patents, pending and future patent applications, and patents granted thereon (collectively defined in Section 1.16 of the CLA, and hereinafter referred to in this Settlement Agreement, as the “Licensed Intellectual Property”), in consideration of the various payments and other consideration set forth in the CLA; and

WHEREAS, on or about December 20, 2006, Cabot delivered to Aspen a Notice of Default (hereinafter referred to as the “Notice of Default”) alleging, inter alia, that Aspen’s failure to make the Equity Payment to Cabot called for in Section 4.1(b) of the CLA constituted an Event of Default under the terms of the CLA (hereinafter referred to as the “Event of Default”), and that, if Aspen failed to cure the Event of Default within thirty (30) days of delivery of Cabot’s Notice of Default, Cabot reserved the right to terminate the CLA, in whole or in part, in accordance with its terms; and

WHEREAS, on or about February 23, 2007, Cabot delivered to Aspen a Notice of Partial

Termination of Cross License Agreement (hereinafter referred to as the “Notice of Partial Termination”) alleging, inter alia, that Cabot was terminating any and all licenses that Aspen had or may have had to the Cabot Issued Patents or the Cabot Patent Applications and Acquired Patents based upon Aspen’s failure to cure the Event of Default, in accordance with the terms of the CLA; and

WHEREAS, on or about January 17, 2007, Aspen commenced an action against Cabot in the Court of Chancery of the State of Delaware in and for New Castle County captioned Aspen Aerogels, Inc. v. Cabot Corporation, Civil Action No. 2675-N) (hereinafter referred to as the “Delaware Action”), asserting various claims concerning the CLA and the subject matter thereof; and

WHEREAS, on or about January 21, 2007, Aspen filed its First Amended Verified Complaint for Declaratory and Injunctive Relief in the Delaware Action asserting additional claims concerning the CLA and the subject matter thereof; and

WHEREAS, on or about March 26, 2007, Cabot filed its Answer to Aspen’s First Amended Verified Complaint and Counterclaims asserting various claims concerning the CLA and the subject matter thereof; and

WHEREAS, as reflected in the Delaware Action and otherwise, Cabot and Aspen have multiple actual or potential disagreements and disputes regarding, inter alia, their respective compliance with the terms of the CLA, the existence and legal effect of the Event of Default, the validity of the Notice of Default, the validity and enforceability of the Notice of Partial Termination, and the validity and enforceability of the Licensed Intellectual Property; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

WHEREAS, since the commencement of the Delaware Action, Cabot and Aspen have been engaged in discovery concerning their various claims, counterclaims and actual or potential defenses in that Action including, inter alia, their respective compliance with the terms of the CLA, the existence and legal effect of the Event of Default, the validity of the Notice of Default, the validity and enforceability of the Notice of Partial Termination, and the validity and enforceability of the Licensed Intellectual Property; and

WHEREAS Cabot and Aspen now desire to settle and resolve completely and forever any and all actual or threatened disagreements and disputes between themselves arising out of, related to, or connected in any way with the CLA, the Delaware Action, the Event of Default, the Notice of Default, the Notice of Partial Termination, or certain of the Licensed Intellectual Property;

NOW, THEREFORE, in exchange for the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree, as of the date set forth above, as follows:

I. AMENDMENTS TO THE CLA

The Notice of Default and the Notice of Partial Termination are hereby rescinded, ab initio, and shall be of no force or effect, and the CLA shall be in full force and effect, subject to the following amendments thereto:

A. Deletions

The following sections, subsections, terms and provisions of the CLA are hereby deleted in their entirety, and shall have no further force or effect:

(1)	Section 1.11 (defining “Event of Default”);

(2)	Section 1.12 (defining “Equity Closing”);

(3)	Section 1.13 (defining “Lead Investor”);

(4)	Section 4.1 (untitled);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(5)	Section 5.5 (untitled);

(6)	The proviso only of Section 5.6;

(7)	Section 5.8 (untitled);

(8)	The proviso only of the last sentence of Section 5.9;

(9)	Section 6.5 (untitled);

(10)	Section 7.1 (untitled);

(11)	Section 7.2 (untitled);

(12)	Schedule A; and

(13)	Schedule B.

B. Additions and Replacements

The following sections, subsections and provisions are hereby inserted and incorporated in the CLA in the locations noted, or amended as provided, and shall be immediately binding on the Parties:

(1) In Section 1.15, the second paragraph shall be amended to state:

“For purposes of this definition and as used in Section 3.4 below, ‘Period’ shall mean the term between the Effective Date and the earlier of (a) December 31, 2013, or (b) the date on which Aspen actually pays, in full, all fees and other amounts due or to become due to Cabot under Article 4 of this Agreement, infra, regardless of their due date(s), provided, however, that in no event shall the ‘Period’ be deemed to end prior to April 1, 2011; and ‘Shortened Period’ shall mean the term between the Effective Date and the date of a Change of Control of a Party.”

(2) In Article 4 titled “FEES PAYABLE TO CABOT,” the following sections shall be inserted:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“4.1 in consideration of, inter alia, the rescission of the Notice of Default and the Notice of Partial Termination, the avoidance of any actual or potential claims by Cabot arising from or related to Aspen’s use of the Cabot Issued Patents prior to the date of the Settlement Agreement and First Amendment to Cross License Agreement between the Parties (the “Settlement Agreement”), and the avoidance of further legal fees, expenses or financial exposure associated in any way with the Event of Default, the Notice of Default, the Notice of Partial Termination, the Licensed Intellectual Property or the Delaware Action, Aspen agrees to pay Cabot a non-refundable fee of Thirty-Eight Million Dollars ($38,000,000) in strict conformance with the following schedule:

Payment Due Date	Type A Payment	Type B Payment	Total Payment Due
9/1/2006*	$800,000	none	$800,000
/1/2007*	$800,000	none	$800,000
9/1/2007*	$800,000	none	$800,000
9/24/2007	$500,000	none	$500,000
12/1/2007	$500,000	none	$500,000
3/1/2008	$1,300,000	$100,000	$1,400,000
6/1/2008	$500,000	$100,000	$600,000
9/1/2008	$1,300,000	$100,000	$1,400,000
12/1/2008	$500,000	$100,000	$600,000
3/1/2009	$1,300,000	$200,000	$1,500,000
6/1/2009	$500,000	$200,000	$700,000
9/1/2009	$1,300,000	$200,000	$1,500,000
12/1/2009	$500,000	$200,000	$700,000
3/1/2010	$1,425,000	$825,000	$2,250,000
6/1/2010	$625,000	$825,000	$1,450,000
9/1/2010	$1,425,000	$825,000	$2,250,000
12/1/2010	$625,000	$825,000	$1,450,000
3/1/2011	$1,425,000	$875,000	$2,300,000
6/1/2011	$625,000	$875,000	$1,500,000
9/1/2011	$625,000	$875,000	$1,500,000
12/1/2011	$625,000	$875,000	$1,500,000
3/1/2012	$750,000	$750,000	$1,500,000
6/1/2012	$750,000	$750,000	$1,500,000
9/1/2012	$750,000	$750,000	$1,500,000
12/1/2012	$750,000	$750,000	$1,500,000
3/1/2013	$750,000	$750,000	$1,500,000
6/1/2013	$750,000	$750,000	$1,500,000

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Payment Due Date	Type A Payment	Type B Payment	Total Payment Due
9/1/2013	$750,000	$750,000	$1,500,000
12/1/2013	$750,000	$750,000	$1,500,000
Totals	$24,000,000	$14,000,000	$38,000,000

Aspen shall make each of the foregoing payments to Cabot in United States currency on or before the scheduled due date, provided, however, that Cabot acknowledges that the three (3) payments due on or before September 1, 2007 (in the total amount of $2,400,000) already have been timely paid in full by Aspen.”

“4.2 In the event of a Change of Control of Aspen, all remaining Type A Payments set forth in Section 4.1 shall become immediately due and payable in full to Cabot by Aspen irrespective of their originally scheduled due dates, and Aspen or its successor shall continue to make all remaining Type B Payments set forth in Section 4.1 in strict conformance with the schedule contained therein.”

“4.3 Notwithstanding any other provision of this Agreement, if Aspen fails to make a required payment to Cabot on or before its scheduled due date and such failure shall continue for a period of 30 days, or if on more than three (3) occasions Aspen fails to make a required payment to Cabot within three (3) business days of its scheduled due date, Cabot, in its sole discretion, may declare some or all remaining Type A Payments and Type B Payments set forth in Section 4.1 to be, whereupon the specific payments identified by Cabot in its declaration shall become, immediately due and payable in full to Cabot by Aspen irrespective of their originally scheduled due dates. In addition, any required payment not made within three (3) business days after it becomes due, whether as originally scheduled or as a result of acceleration, shall bear interest from the fourth (4th) business day after the date due until paid at the rate of 14% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months),

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

compounding quarterly on the first day of each March, June, September and December. Without limiting Aspen’s other obligations under this Agreement, Aspen will also pay Cabot on demand such further amounts as shall be sufficient to cover all costs and expenses incurred by Cabot in any enforcement or collection of Aspen’s payment obligations under this Article 4, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.”

“4.4 Aspen shall make all payments to Cabot under this Agreement by wire transfer to the following bank account, or by wire transfer to such other bank account as Cabot may designate from time-to-time in writing:

BANK NAME:	[***]

ADDRESS:	[***]

ABA NUMBER:	[***] (for domestic wires)

SWIFT CODE:	[***] (for foreign wires)

ACCT. NAME:	Cabot Corporation 2 Seaport Lane Boston, MA 02210

ACCT. NO.:	[***]”

(3) In Section 1.6 (defining the term “Change of Control”), the following clause shall be inserted at the end of subsection (a) following the word “Party”;

“, excluding any acquisition by one or more of the “Major Investors” (as such term is defined in the Settlement Agreement), or their Affiliates that have signed and delivered to Cabot Joinder Agreements, of 50% or more of the total voting power of Aspen.”

(4) Article 7 titled “TERM AND TERMINATION” is amended by inserting in place of the deleted Sections 7.1 and 7.2 the following:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“This Agreement shall become effective on the Effective Date and shall continue until the expiration of the last to expire of the Issued Patents or Patent Applications and Acquired Patents licensed hereunder, at which time it shall expire. If (a) Aspen shall fail to make any payment to Cabot when due in accordance with Section 4.1 and Aspen shall not make such payment (with interest if applicable under Section 4.3) within thirty (30) days after Cabot has given Aspen written notice of such failure, or (b) in accordance with Section 4.3 Cabot shall accelerate the due dates for any payments under Section 4.1 and Aspen shall thereafter fail to pay to Cabot within thirty (30) days after such acceleration all amounts then due to Cabot under Article 4 (i.e. the overdue payments giving rise to such acceleration, the payments accelerated, and any interest due thereon), then in either such case, Cabot may, at its option, at any time or times thereafter while any amounts then due under Article 4 remain unpaid, terminate all licenses to Aspen hereunder in their entirety, or may partially terminate the licenses to Aspen hereunder (a) by restricting the licenses to Aspen to specific Cabot Issued Patents, Patent Applications and Acquired Patents, or specific claims thereunder, (b) by reducing the Aspen Field of Use, and (c) in any other manner that narrows the scope of the licenses to Aspen. The notice of termination issued by Cabot shall either state that it is a termination of all licenses to Aspen hereunder, or shall specify the scope of the license remaining to Aspen hereunder. Any such termination by Cabot, whether of all licenses granted to Aspen or a partial termination as described above, shall not affect either the licenses granted by Aspen to Cabot hereunder, which shall continue in full force and effect for the remainder of the term of this Agreement, or Cabot’s right to receive payment in accordance with Article 4 of all amounts provided for therein. For the avoidance of doubt, if Cabot exercises its right to partially terminate the licenses granted to Aspen hereunder, Cabot shall continue to have the right at anytime thereafter while amounts then due to Cabot under Article 4 remain unpaid, by supplemental notice of termination to terminate all licenses granted to Aspen hereunder, or to further narrow the scope of the licenses remaining to Aspen hereunder.”

“Notwithstanding the foregoing if Cabot terminates the licenses to Aspen hereunder, in their entirety or partially, and if Aspen notifies Cabot within ten (10) days following any such termination that it is engaged in a process to sell Aspen or its assets, and if within ninety (90) days following any such termination such sale shall actually be completed and Cabot shall receive the full amount of all unpaid Type A and Type B payments (whether or not then due and payable) described in Section 4.1, and all interest accrued under Section 4.3, then any such default by Aspen shall be deemed cured, ab initio, and all licenses to Aspen hereunder shall be retroactively reinstated and shall remain in full force and effect for the remainder of the term of this Agreement.”

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(5) In each of Section 2(a)(i), Section 2(b)(i), in the second sentence of Section 3.1 and in the second sentence of Section 3.2, the following phrase shall be inserted after the word “customers”:

“and ultimate end users”

(6)	Section 2(e) is amended in its entirety to read as follows:

“(e) Each of the Parties agrees not to sell, transfer, pledge or mortgage its respective Issued Patents or its Patent Applications and Acquired Patents except by an instrument that expressly recognizes that such sale, transfer, pledge or mortgage is subject to the licenses granted hereunder.”

(7) Section 10.2 is amended in its entirety to read as follows:

“10.2 Other than in a case involving a failure to make a payment under Article 4, the Parties shall endeavor to settle any dispute arising in connection with the interpretation or performance of, or otherwise in connection with this Agreement, through mutual consultation and negotiation. If no settlement can be reached through consultations of senior corporate management of the Parties within thirty (30) days of one Party delivering a written notice of dispute to the other Party, then such matter may be finally settled by a court of competent jurisdiction.”

C. No Other Changes

Other than as expressly amended or modified in this Section I, all of the provisions of the CLA shall remain in full force and effect, and are hereby ratified and affirmed by the Parties.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

II. SUBORDINATION OF PAYMENTS TO ASPEN’S INVESTORS

A. Definitions

As used in this Settlement Agreement, the following terms shall have the meanings set forth below:

(1) “Aspen Equity Investors” shall mean all persons who are now or hereafter become equity holders in Aspen, including without limitation the Major Investors, all Affiliates of such persons, and any person who executes a Joinder Agreement in accordance herewith. An Unaffiliated Institutional Lender shall not be deemed to be an Aspen Equity Investor on account of any Equity Kicker.

(2) “Joinder Agreement” shall mean an agreement in the form appended hereto as Exhibit A.

(3) “Unaffiliated Institutional Lender” shall mean Massachusetts Development Financing Authority, Heller Financial Leasing, Inc. and Atel Ventures, Inc. and any other institutional lender that is not a Major Investor or an Affiliate of a Major Investor.

(4) “Equity Kicker” shall mean any warrants or conversion rights given by Aspen as partial consideration for a loan from an Unaffiliated Institutional Lender, and any equity interests issued upon the exercise of such warrants or conversion rights.

(5) “Major Investors” shall mean Lehman Brothers Venture Capital Partners II, L.P., Lehman Brothers P.A. LLC, Lehman Brothers Partnership Account 2000/2001, L.P., Lehman Brothers Offshore Partnership Account 2000/2001, L.P., Lehman Brothers Venture Partners 2003-C, L.P., Lehman Brothers Venture Partners 2003-P, L.P., Lehman Brothers Venture Capital 2003 Partnership, Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P., RockPort Capital Partners, L.P., RP Co-Investment Fund I L.P., RockPort S II, LLC and RockPort Capital Partners II, L.P.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(6) “Cabot Senior Obligations” shall mean the Type A Payments required to be paid to Cabot pursuant to the CLA, as amended, including, without limitation, Type A Payments not yet due and payable, and the Type B Payments required to be paid to Cabot pursuant to the CLA, as amended, that are due and payable.

(7) “Junior Interests” shall mean all current or future debt or equity of Aspen held by an Aspen Equity Investor, and all Equity Kickers whether or not held by an Aspen Equity Investor; provided that rights to the following amounts in respect of 14% Senior Secured Notes shall not be considered Junior Interests, whether or not held by an Aspen Equity Investor: (a) principal (including capitalized interest) outstanding as of August 1, 2007, (b) increases in principal resulting from the capitalization of interest accrued after August 1, 2007 at the rate of l4% per annum or lower, or (c) interest accrued at the rate of 14% per annum or lower on the principal permitted by the foregoing clauses (a) and (b).

(8) “Junior Payments” shall mean all payments on account of any Junior Interest, whether principal, interest, dividends, redemption payments or otherwise, and whether paid in cash or other property, except for a payment consisting solely of a Junior Interest; provided, however, that the following payments on account of 14% Senior Secured Notes shall not be considered Junior Payments: (a) any payment of principal (including capitalized interest) outstanding as of August 1, 2007, or increases in principal thereafter resulting from the capitalization of interest accrued at the rate of 14% per annum or lower, or (b) any payment of interest accrued at the rate of 14% per annum or lower on the principal permitted by the foregoing clause (a).”

(9) “14% Senior Secured Notes” shall mean the 14% Senior Secured Notes issued by Aspen due 2010 outstanding to the parties and in the amounts set forth on Schedule I hereto, which shows the original principal amounts of such notes, the capitalized interest, and the accrued interest thereunder as of August 1, 2007.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

B. Subordination of Junior Interests

(1) Until all Cabot Senior Obligations have been paid, Aspen shall not make any Junior Payments, and no holder of Junior Interests shall accept or retain any Junior Payment, provided, however, that nothing herein shall prevent any holder of Junior Interests from converting such Junior Interests into, or exchanging such Junior Interests for, other Junior Interests; and provided, further that Aspen may pay up to a maximum of $5,000,000 to the holders of outstanding Bridge Notes who are listed in Schedule II attached hereto and who are not Major Investors if such payment is made out of new funds (i.e., cash, not conversion of bridge loans or other debt) paid into Aspen, not more than 30 days prior to the repayment of such Bridge Notes, for Junior Interests issued to Aspen Equity Investors who have executed and delivered to Cabot Joinder Agreements.

(2) In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings, relative Aspen or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Aspen, whether or not involving insolvency or bankruptcy, Cabot shall be entitled in any such proceedings to receive payment in full of all Cabot Senior Obligations before the holders of Junior Interests are entitled in such proceedings to receive any Junior Payment, and to that end any Junior Payment to which the holders of Junior Interests would be entitled but for the provisions hereof shall be delivered to Cabot to the extent necessary to make payment in full of all Cabot Senior Obligations, after giving effect to any concurrent payment or distribution to Cabot in respect thereof; provided, however, that the holders of the Junior Interests shall be entitled to receive and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

retain Junior Payments consisting of reorganization securities, including, without limitation, any equity or debt security issued by Aspen or its bankruptcy or receivership estate in or in connection with any insolvency proceeding, but all such reorganization securities received as a Junior Payment shall be deemed Junior Interests for the purposes hereof.

(3) If, notwithstanding its agreement hereunder, Aspen makes any Junior Payment, except as permitted in Paragraph II(B)(1), above, before all of the Cabot Senior Obligations have been paid in full, such payment shall be held in trust for the benefit of, and shall be paid over to Cabot promptly on demand for application to the payment of all Cabot Senior Obligations until the same shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Cabot Senior Obligations.

(4) No Aspen Equity Investor that has signed a Joinder Agreement shall sell, assign or otherwise transfer, in whole or in part, any Junior Interests or any interest therein, to any other person or entity (a “Transferee”) unless and until such Transferee signs and delivers to Aspen and to Cabot a Joinder Agreement.

C. Aspen’s Obligation to Assure Investor Agreement and Compliance

(1) Aspen represents that Schedule II attached hereto includes an accurate list, as of the date of this Settlement Agreement, showing the identity of each Aspen Equity Investor holding Junior Interests consisting of debt and the principal amount of each type of debt held by such Aspen Equity Investor.

(2) Contemporaneous with the execution of this Settlement Agreement, Aspen shall deliver to Cabot one or more Joinder Agreements executed by each Major Investor and by each Affiliate of a Major Investor holding Junior Interests consisting of debt or holding 14% Senior Secured Notes.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(3) Aspen shall not issue any additional Junior Interests after the date of this Settlement Agreement unless and until either (i) the terms of such Junior Interests expressly incorporate the provisions or this Article II for the benefit of Cabot, or (ii) prior to or contemporaneous therewith, the party to whom such Junior Interests are to be issued executes and delivers to Cabot a Joinder Agreement.

(4) If any Aspen Equity Investor who does not execute a Joinder Agreement has, as of the date of this Settlement Agreement, a contractual right to receive now or in the future a Junior Payment, nothing herein shall be construed as requiring Aspen to breach its contractual obligation to such Aspen Equity Investor, provided, however, that in such case, unless such Junior Payment is permitted under Paragraph II(B)(1), above, Aspen shall pay all Cabot Senior Obligations prior to, or concurrent with, making the contractually required Junior Payment.

III. RELEASES AND COVENANTS

A. By Aspen

(1) Contemporaneous with the execution of this Settlement Agreement, Aspen, by its authorized representative, shall execute and deliver to Cabot a Release in the form attached hereto as Exhibit B.

(2) Aspen covenants and agrees not to challenge or cause to be challenged, directly or indirectly, the validity or enforceability of (a) any of the Cabot Issued Patents, (b) any patent that actually is issued to or acquired by Cabot on or before July 1, 2007 on account of one or more of the licensed Patent Applications and Acquired Patents, or (c) any foreign counterparts of the patents in (b) regardless of when they are issued, in any court or tribunal, before any administrative body (including, without limitation, the United States Patent and Trademark

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Office), or in any other public or private forum or proceeding. Aspen hereby waives any and all such invalidity and unenforceability claims and defenses in any future litigation, arbitration or other public or private proceeding. This covenant and waiver shall survive the termination of this Settlement Agreement and permanently shall bind Aspen, its successors, assignees, and those who act for or in concert with any of them (including, without limitation, any assignee of any of the Aspen Issued Patents).

B. By Cabot

(1) Contemporaneous with the execution of this Settlement Agreement, Cabot, by its authorized representative, shall execute and deliver to Aspen a Release in the form attached hereto as Exhibit C.

(2) Cabot covenants and agrees not to challenge or cause to be challenged, directly or indirectly, the validity or enforceability of (a) any of the Aspen Issued Patents, (b) any patent that actually is issued to or acquired by Aspen on or before July 1, 2007 on account of one or more of the licensed Patent Applications and Acquired Patents, or (c) any foreign counterparts of the patents in (b) regardless of when they are issued, in any court or tribunal, before any administrative body (including, without limitation, the United States Patent and Trademark Office), or in any other public or private forum or proceeding. Cabot hereby waives any and all such invalidity and unenforceability claims and defenses in any future litigation, arbitration or other public or private proceeding. This covenant and waiver shall survive the termination of this Settlement Agreement and permanently shall bind Cabot, its successors, assignees, and those who act for or in concert with any of them (including, without limitation, any assignee of any of the Cabot Issued Patents).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(3) Cabot irrevocably and permanently waives for itself and its successors and assigns any right it had or may have at any time in the future (to the extent any) to, directly or indirectly, assert that the 14% Senior Secured Notes (and the payments related thereto that are not considered Junior Payments as provided in Article III.A((8) of the CLA, as amended above) are subject to re-characterization, subordination (whether equitable, contractual or otherwise) or any other challenge by Cabot or any person or entity under any applicable law, including, without limitation, Title 11 of the United States Code.

IV. DISMISSAL OF THE DELAWARE ACTION; RETURN OF SERIES D TENDER

A. Contemporaneous with the execution of this Settlement Agreement, including all exhibits and schedules hereto, counsel of record for Cabot and Aspen in the Delaware Action shall sign and file a Stipulation of Dismissal of the Delaware Action in the form attached hereto as Exhibit D.

B. Each of the Parties understands and agrees that it alone shall bear the costs, expenses, and attorney’s fees that it has incurred arising from or related to the Delaware Action.

C. Contemporaneous with the execution of this Settlement Agreement, Cabot shall return to Aspen all of the original copies of the documents comprising the Series D Preferred Stock tender made by Aspen on January 19, 2007, including without limitation, the stock certificate evidencing 5,429,066 shares of Series D Preferred Stock.

D. Cabot shall, within five (5) business days following the execution of this Settlement Agreement, return to Aspen or destroy (i) all materials relating to Aspen and its business delivered to Cabot or its representatives in November and December 2006 and January 2007 in connection with negotiations over the exercise of Cabot’s “Equity Investment Credit” (as

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

such term was defined in the CLA) that Cabot and its representatives identify based on a reasonable search of their files; provided, however, that neither Cabot nor its representatives shall be required to search their e-mail files, deleted e-mail files or back-up e-mail files for such materials, and (ii) all discovery materials (e.g., documents, papers, and records, whether in paper or electronic format) furnished to it by Aspen in connection with the Delaware Action, including without limitation all computer readable discs received from Kroll, and all copies thereof made by Cabot or its representatives. Promptly thereafter Cabot shall certify in writing that all such records have been returned to Aspen or destroyed in compliance with this paragraph. If, after such five (5) day period, Cabot or its representatives should come upon any of the materials described in this paragraph in hard copy or electronic format of any kind, such materials will be kept confidential and will be promptly destroyed.

E. Aspen shall, within five (5) business days following the execution of this Settlement Agreement, return to Cabot or destroy all discovery materials (e.g., documents, papers, and records, whether in paper or electronic format) furnished to it by Cabot in connection with the Delaware Action, and any copies thereof made by Aspen, its representatives or Affiliates. Promptly thereafter Aspen shall certify in writing that all such records have been returned to Cabot or destroyed in compliance with this paragraph. If, after such 5 day period, Aspen or its representatives should come upon any of the materials described in this paragraph in hard copy or electronic format of any kind, such materials will be kept confidential and will be promptly destroyed.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

V. REPRESENTATIONS AND WARRANTIES

A. By Aspen

(1) Aspen represents and warrants that it is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Settlement Agreement or the performance of its obligations hereunder.

(2) Aspen represents and warrants that this Settlement Agreement, including all exhibits and schedules hereto, and the CLA, as amended, constitute valid and legally binding obligations of Aspen, enforceable against it in accordance with their respective terms.

(3) Aspen represents and warrants that Schedule III is a complete and accurate summary of all equity interests issued by Aspen on or before the date of this Agreement, showing for each class of interests (a) a description of the interest, (b) the total number issued, and (c) the aggregate cash consideration received by Aspen therefor. Since its incorporation, Aspen has not redeemed any of its equity interests.

(4) Aspen represents and warrants that Schedules I and II are a complete and accurate summary as of the date hereof of all indebtedness of Aspen for money borrowed, or evidenced by a promissory note, showing for each type of indebtedness (a) the total principal and due date, (b) the interest rate or rates, (c) the principal amount held by Major Investors or their Affiliates, and (d) the principal amount held by other Aspen Equity Investors.

B. By Cabot

(1) Cabot represents and warrants that it is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court, or other governmental body which would prevent the execution or delivery of this Settlement Agreement or the performance of its obligations hereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(2) Cabot represents and warrants that this Settlement Agreement, including all exhibits and schedules hereto, and the CLA, as amended, constitute valid and legally binding obligations of Cabot, enforceable against it in accordance with their respective terms.

C. By Both Parties

(1) Both Parties agree that they will act in good faith in carrying out the obligations and transactions contemplated in this Settlement Agreement.

(2) Both Parties agree that nothing in this Settlement Agreement is intended to be, or shall be construed as, an admission of any breach, liability or wrongdoing by any Party.

D. Remedy for Certain Misrepresentations

Aspen recognizes and acknowledges that Cabot is relying on the representations and warranties contained in Paragraphs V(A)(3) and V(A)(4), above, in entering into this Settlement Agreement; and Aspen agrees that if such any representations and warranties shall prove to have been materially false when made, without limiting any other legal or equitable remedies that Cabot may have, Cabot shall have the right to terminate, in whole or in part, the licenses granted by it to Aspen under the CLA, in the manner described in Article 7 of the CLA, as amended.

VI. MISCELLANEOUS TERMS

A. This Settlement Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without reference to its conflict of laws principles that might direct or refer determination of any such matter to the laws of any other jurisdiction.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

B. All disputes arising out of the interpretation, performance or termination of, or otherwise in connection with, this Settlement Agreement shall be submitted exclusively to the Court of Chancery of the State of Delaware in and for New Castle County for resolution.

C. The failure of a party hereto at any time to exercise any of its rights or options under this Settlement Agreement shall not be construed to be a waiver of such rights or options, or prevent such party from subsequently asserting or exercising such rights or options.

D. Should any of the terms of this Settlement Agreement be or become fully or partly invalid, the legal validity of the Settlement Agreement shall not be affected thereby. In such cases, this Settlement Agreement shall be supplemented by a provision which, as far as is legally possible, comes nearest to what both parties hereto had desired or would have desired according to the sense and purpose of the Settlement Agreement, if they had considered the point when concluding the Settlement Agreement.

E. This Settlement Agreement and the CLA, as amended hereby, are intended by the Parties to be the final expression of their agreement and a complete and exclusive statement of all of its terms. Taken together, this Settlement Agreement and the CLA, including any and all recitals therein and exhibits thereto, constitute the entire and only agreement and understanding between the Parties, and supersede any and all prior discussions, negotiations and agreements, whether oral or in writing, between the Parties. The terms of this Settlement Agreement shall not be modified or amended in any way except as set forth in a written agreement signed by corporate officers of both Parties.

F. Capitalized terms used in this Settlement Agreement which are defined in the CLA and are not otherwise defined herein shall have the meanings attributed to them in the CLA.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

G. This Settlement Agreement may be executed in any number of counterparts, each of which shall he deemed to be an original but all of which together shall constitute one and the same instrument.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

WHEREFORE, Aspen and Cabot state that they have read this Settlement Agreement, including all exhibits and schedules hereto, have consulted with their counsel regarding their contents, and fully understand and accept the terms thereof in their entirety and without reservation as of the date first above written.

CABOT CORPORATION		ASPEN AEROGELS, INC.

By:	/s/ Ravijit Paintal	By:	/s/ Donald R. Young
Ravijit Paintal
Title:	Vice President	Title:	President & CEO

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

ASPEN AEROGELS, INC.

JOINDER AGREEMENT

Each of the undersigned has received copies of the Cross License Agreement, dated as of April 1, 2006, between Cabot Corporation (“Cabot’) and Aspen Aerogels, Inc. (“Aspen”) (the “CLA”), and the Settlement Agreement and First Amendment to Cross License Agreement, dated as of September 21, 2007, between Cabot and Aspen (the “Settlement Agreement”).

Each of the undersigned hereby agrees to be bound by terms of Section II (entitled “Subordination of Payments to Aspen’s Investors”) of the Settlement Agreement with all of the obligations specified therein.

Each of the undersigned further agrees that this Joinder Agreement shall be effective and irrevocable upon the delivery to Cabot of a copy (whether original, facsimile, electronic or other) of this Joinder Agreement, signed by a representative of the undersigned, without any notice of acceptance thereof by or from Cabot.

Executed as a sealed instrument under Massachusetts law as of the             day of             , 20    .

YOU MAY USE ONE JOINDER AGREEMENT FOR EACH MAJOR INVESTOR AND ITS AFFILIATES

Typed or Printed Name(s)

By:

Name:

Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

RELEASE

In consideration of payment of the sum of One Dollar ($1.00), together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Aspen Aerogels, Inc., on behalf of itself and each of its subsidiaries, divisions, affiliates, corporate parents, joint ventures, partnerships, limited partnerships, predecessors, successors and assigns and each director, officer, general partner, limited partner, employee, servant and agent thereof (hereinafter collectively referred to as the “RELEASORS”), hereby remise, release and forever discharge Cabot Corporation and each of its subsidiaries, divisions, affiliates, joint ventures, partnerships, limited partnerships, and each director, officer, general partner, limited partner, stockholder, holder of indebtedness, employee, servant, agent and attorney thereof (hereinafter collectively referred to as the “RELEASEES”), of and from all debts, demands, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, defenses, demands, and liabilities whatsoever of every name, and, nature both in law or in equity, which the RELEASORS now have or ever had against the RELEASEES, from the beginning of time to the date of this Release, arising out of, related to, or connected with the Cross License Agreement between Aspen Aerogels, Inc. and Cabot Corporation, dated as of April 1, 2006 (hereinafter referred to as the “CLA”), or the Event of Default, Notice of Default, Notice of Partial Termination or Licensed Intellectual Property as they are defined in the Settlement Agreement and First Amendment to Cross License Agreement between Aspen Aerogels, Inc, and Cabot Corporation, dated as of September 21, 2007 (hereinafter referred to as the “Settlement Agreement”), including, without limitation, all claims, counterclaims and defenses asserted, or that could have been asserted, by the RELEASORS in, or in connection with, the litigation

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

captioned Aspen Aerogels, Inc. v. Cabot Corporation, Civil Action No 2675-N, pending in the Court of Chancery of the State of Delaware in and for New Castle County, and all claims, counterclaims and defenses asserted, that could have been asserted, or that could be asserted in the future by the RELEASORS arising out of, related to, or connected with the validity or enforceability of (a) any of the Cabot Issued Patents, (b) any patent that actually is issued to or acquired by Cabot on or before July 1, 2007 on account of one or more of the licensed Patent Applications and Acquired Patents, or (c) any foreign counterparts of the patents referenced in (b), supra, regardless of when they are issued.

By executing this Release, the RELEASORS agree and acknowledge that their representatives have read this document with care and with the advice of counsel, and that no representation of fact or opinion has been made to the RELEASORS by anyone which has induced the RELEASORS in any manner to execute this Release.

Capitalized terms used in this Release but not otherwise defined shall have the meanings attributed to them in the CLA and/or the Settlement Agreement.

Nothing herein is intended to, or shall be construed to, release or discharge any obligations for future performance, or restrictions imposed upon any rights granted, under the CLA, as amended, or the Settlement Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

In WITNESS HEREOF, the RELEASERS have caused this release to be executed by their duly authorized representatives this             day of September, 2007.

ASPEN AEROGELS, INC.

By:
Name:
Title:

WITNESS

Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C

RELEASE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Cabot Corporation, on behalf of itself and each of its subsidiaries, divisions, affiliates, corporate parents, joint ventures, partnerships, limited partnerships, predecessors, successors and assigns and each director, officer, general partner, limited partner, employee, servant and agent thereof (hereinafter collectively referred to as the “RELEASORS”), hereby remise, release and forever discharge Aspen Aerogels, Inc., and each of its subsidiaries, divisions, affiliates, joint ventures, partnerships, limited partnerships, and each director, officer, general partner, limited partner, stockholder, holder of indebtedness, employee, servant, agent and attorney thereof (hereinafter collectively, referred to as the “RELEASEES”), of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, defenses, demands, and liabilities whatsoever of every name, and nature, both in law or in equity, which the RELEASORS now have or ever had against the RELEASEES, from the beginning of time to the date of this Release, arising out of, related to, or connected with the Cross License Agreement between Aspen Aerogels, Inc. and Cabot Corporation, dated as of April 1, 2006 (hereinafter referred to as the “CLA”), or the Event of Default, Notice of Default, Notice of Partial Termination or Licensed Intellectual Property as they are defined in the Settlement Agreement and First Amendment to Cross License Agreement between Aspen Aerogels, Inc. and Cabot Corporation, dated as of September 21, 2007 (hereinafter referred to as the “Settlement Agreement”), including, without limitation, all claims, counterclaims and defenses asserted, or that could have been asserted, by the RELEASORS in, or in connection with, the litigation captioned Aspen Aerogels, Inc. v. Cabot Corporation, Civil

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Action No. 2675-N, pending in the Court of Chancery of the State of Delaware in and for New Castle County, and all claims, counterclaims and defenses asserted, that could have been asserted, or that could be asserted in the future by the RELEASORS arising out of, related to, or connected with the validity or enforceability of (a) any the Aspen Issued Patents, (b) any patent that actually is issued to or acquired by Aspen on or before July 1, 2007 on account of one or more of the licensed Patent Applications and Acquired Patents, or (c) any foreign counterparts of the patents referenced in (b), supra, regardless of when they are issued.

By executing this Release, the RELEASORS agree and acknowledge that their representatives have read this document with care and with the advice of counsel, and that no representation of fact or opinion has been made to the RELEASORS by anyone which has induced the RELEASORS in any manner to execute this Release.

Capitalized terms used in this Release but not otherwise defined shall have the meanings attributed to them in the CLA and/or the Settlement Agreement.

Nothing herein is intended to, or shall be construed to, release or discharge any obligations for future performance, or restrictions imposed upon any rights granted, under the CLA, as amended, or the Settlement Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

In WITNESS HEREOF, the RELEASERS have caused this release to be executed their duly authorized representatives this             day of September, 2007.

CABOT CORPORATION

By:
Name:
Title:

WITNESS

Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D

IN THE COURT OF CHANCERY IN THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

ASPEN AEROGELS, INC., a Delaware corporation,	)
)
)
Plaintiff,	)	C.A. No. 2675-VCL
)
v.	)
)
CABOT CORPORATION, a Delaware corporation,	)
)
)
Defendant.	)

STIPULATION OF DISMISSAL

Plaintiff Aspen Aerogels, Inc. and defendant Cabot Corporation, constituting all of the parties who have appeared in this proceeding, hereby stipulate, pursuant to Chancery Court Rule 41(a)(1)(ii), that this action, including any and all claims, counterclaims and defenses asserted herein, is hereby dismissed with prejudice and without costs or attorney’s fees to any party.

STIPULATED AND AGREED to by:

John L. Reed (#3023)	William J. Wade (#704)
Paul D. Brown (#3903)	Jennifer J. Veet (#4792)
Joseph B. Cicero (#4388)	Richards, Layton & Finger
Edwards Angell Palmer & Dodge LLP	One Rodney Square
919 North Market Street, 15th Floor	P.O. Box 551
Wilmington, Delaware 19801	Wilmington, DE 19899
Telephone: (302) 777-7770	Telephone: (302) 651-7700
Facsimile: (302) 777-4263	Facsimile: (302) 651-7701

Attorneys for Plaintiff Aspen Aerogels, Inc.	Attorneys for Defendant Cabot Corporation

Date: July             , 2007

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

RELEASE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Cabot Corporation, on behalf of itself and each of its subsidiaries, divisions, affiliates, corporate parents, joint ventures, partnerships, limited partnerships, predecessors, successors and assigns and each director, officer, general partner, limited partner, employee, servant and agent thereof (hereinafter collectively referred to as the “RELEASORS”), hereby remise, release and forever discharge Aspen Aerogels, Inc., and each of its subsidiaries, divisions, affiliates, joint ventures, partnerships, limited partnerships, and each director, officer, general partner, limited partner, stockholder, holder of indebtedness, employee, servant, agent and attorney thereof (hereinafter collectively referred to as the “RELEASEES”), of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, defenses, demands, and liabilities whatsoever of every name, and nature, both in law or in equity, which the RELEASORS now have or ever had against the RELEASEES, from the beginning of time to the date of this Release, arising out of, related to, or connected with the Cross License Agreement between Aspen Aerogels, Inc. and Cabot Corporation, dated as of April 1, 2006 (hereinafter referred to as the “CLA”), or the Event of Default, Notice of Default, Notice of Partial Termination or Licensed Intellectual Property as they are defined in the Settlement Agreement and First Amendment to Cross License Agreement between Aspen Aerogels, Inc. and Cabot Corporation, dated as of September 21, 2007 (hereinafter referred to as the “Settlement Agreement”), including, without limitation, all claims, counterclaims and defenses asserted, or that could have been asserted, by the RELEASORS in, or in connection with, the litigation captioned Aspen Aerogels, Inc. v. Cabot Corporation, Civil Action No. 2675-N, pending in the Court of Chancery of the State of Delaware in and for New

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Castle County, and all claims, counterclaims and defenses asserted, that could have been asserted, or that could be asserted in the future by the RELEASORS arising out of, related to, or connected with the validity or enforceability of (a) any the Aspen Issued Patents, (b) any patent that actually is issued to or acquired by Aspen on or before July 1, 2007 on account of one or more of the licensed Patent Applications and Acquired Patents, or (c) any foreign counterparts of the patents referenced in (b), supra, regardless of when they are issued.

By executing this Release, the RELEASORS agree and acknowledge that their representatives have read this document with care and with the advice of counsel, and that no representation of fact or opinion has been made to the RELEASORS by anyone which has induced the RELEASORS in any manner to execute this Release.

Capitalized terms used in this Release but not otherwise defined shall have the meanings attributed to them in the CLA and/or the Settlement Agreement.

Nothing herein is intended to, or shall be construed to, release or discharge any obligations for future performance, or restrictions imposed upon any rights granted, under the CLA, as amended, or the Settlement Agreement.

In WITNESS HEREOF, the RELEASERS have caused this release to be executed their duly authorized representatives this 21st day of September, 2007.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CABOT CORPORATION

By	/s/ Ravijit Paintal
	Name:	Ravijit Paintal
	Title:	Vice President

WITNESS

/s/ Richard Karpeles
Name:	Richard Karpeles
Title:	Product Line Director FMO

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

RELEASE

In consideration of payment of the sum of One Dollar ($1.00), together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Aspen Aerogels, Inc., on behalf of itself and each of its subsidiaries, divisions, affiliates, corporate parents, joint ventures, partnerships, limited partnerships, predecessors, successors and assigns and each director, officer, general partner, limited partner, employee, servant and agent thereof (hereinafter collectively referred to as the “RELEASORS”), hereby remise, release and forever discharge Cabot Corporation and each of its subsidiaries, divisions, affiliates, joint ventures, partnerships, limited partnerships, and each director, officer, general partner, limited partner, stockholder, holder of indebtedness, employee, servant, agent and attorney thereof (hereinafter collectively referred to as the “RELEASEES”), of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, defenses, demands, and liabilities whatsoever of every name, and nature, both in law or in equity, which the RELEASORS now have or ever had against the RELEASEES, from the beginning of time to the date of this Release, arising out of, related to, or connected with the Cross License Agreement between Aspen Aerogels, Inc. and Cabot Corporation, dated as of April 1, 2006 (hereinafter referred to as the “CLA”), or the Event of Default, Notice of Default, Notice of Partial Termination or Licensed Intellectual Property as they are defined in the Settlement Agreement and First Amendment to Cross License Agreement between Aspen Aerogels, Inc. and Cabot Corporation, dated as of September 21, 2007 (hereinafter referred to as the “Settlement Agreement”), including, without limitation, all claims, counterclaims and defenses asserted, or that could have been asserted, by the RELEASORS in, or in connection with, the litigation captioned Aspen Aerogels, Inc. v. Cabot Corporation, Civil Action No. 2675-N, pending in the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Court of Chancery of the State of Delaware in and for New Castle County, and all claims, counterclaims and defenses asserted, that could have been asserted, or that could be asserted in the future by the RELEASORS arising out of, related to, or connected with the validity or enforceability of (a) any of the Cabot Issued Patents, (b) any patent that actually is issued to or acquired by Cabot on or before July 1, 2007 on account of one or more of the licensed Patent Applications and Acquired Patents, or (c) any foreign counterparts of the patents referenced in (b), supra, regardless of when they are issued.

By executing this Release, the RELEASORS agree and acknowledge that their representatives have read this document with care and with the advice of counsel, and that no representation of fact or opinion has been made to the RELEASORS by anyone which has induced the RELEASORS in any manner to execute this Release.

Capitalized terms used in this Release but not otherwise defined shall have the meanings attributed to them in the CLA and/or the Settlement Agreement.

Nothing herein is intended to, or shall be construed to, release or discharge any obligations for future performance, or restrictions imposed upon any rights granted, under the CLA, as amended, or the Settlement Agreement.

In WITNESS HEREOF, the RELEASERS have caused this release to be executed by their duly authorized representatives this 21st day of September, 2007.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ASPEN AEROGELS, INC.

By	/s/ Donald R. Young
	Name:	Donald R. Young
	Title:	President

WITNESS

/s/ Richard M.C. Glenn
Name:	Richard M.C. Glenn
Title:	Secretary

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.